                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 VITALCOM INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 VITALCOM INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 1997

TO THE STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of VitalCom Inc. (the "Company") to be held on Friday, May 23, 1997 at 9:00 a.m., local time, at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660, for the following purposes:

     (1) To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     (2) To ratify and approve amendments to the Company's 1993 Stock Option Plan (i) to increase the number of shares reserved for issuance thereunder by 750,000 to a total of 1,589,885 shares, (ii) to allow participation under the 1993 Stock Option Plan by non-employee directors and (iii) to make other administrative changes.

     (3) To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending December 31, 1997.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

                                          Sincerely,


                                          /s/ DONALD W. JUDSON
                                          -------------------------------
                                          Donald W. Judson
                                          Chairman of the Board, President
                                          and Chief Executive Officer
Tustin, California
April 25, 1997

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 VITALCOM INC.

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of VitalCom Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 23, 1997 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660.

     These proxy solicitation materials and the Company's 1996 Annual Report for the year ended December 31, 1996 were first mailed on or about April 25, 1997 to all stockholders entitled to vote at the meeting. The Company's principal executive offices are located at 15222 Del Amo Avenue, Tustin, California 92780, and the Company's telephone number at that location is (714) 546-0147.

RECORD DATE AND PRINCIPAL STOCK OWNERSHIP

     Stockholders of record at the close of business on April 4, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 7,983,688 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 46 stockholders.

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined below) of the Company and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is care of VitalCom Inc., 15222 Del Amo Avenue, Tustin, California 92780.

                                                                       SHARES BENEFICIALLY
                                                                              OWNED
                                                                     -----------------------
                           NAME AND ADDRESS                            NUMBER        PERCENT
    ---------------------------------------------------------------  ----------      -------
    Warburg, Pincus Ventures, L.P.(1)..............................   3,861,264        48.4%
      466 Lexington Avenue, 10th Floor
      New York, NY 10017
    ABS Capital Partners, L.P.(2)..................................   1,057,062        13.2
      One South Street
      Baltimore, MD 21202
    Vertical Fund Associates, L.P.(3)..............................     473,482         5.9
      18 Bank Street
      Summit, NJ 07901
    Donald W. Judson(4)............................................     316,102         4.0
    John W. Lasersohn(5)...........................................     645,082         8.1
    David L. Schlotterbeck(6)......................................     211,115         2.6
    Elizabeth H. Weatherman(7).....................................   3,861,264        48.4
    Timothy T. Weglicki(8).........................................   1,057,062        13.2
    Warren J. Cawley(9)............................................      89,278         1.1
    John R. Graham(9)..............................................     150,132         1.9
    Shelley B. Thunen(10)..........................................      19,133           *
    Claudia Russell(11)............................................      10,884           *
    All executive officers and directors as a group
      (11 persons)(12).............................................   6,375,824        78.0

---------------

  *  Less than one percent of the outstanding Common Stock.

 (1) The sole general partner of Warburg, Pincus Ventures, L.P. ("Ventures") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Ventures. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. E.M. Warburg, Pincus & Company, a New York general partnership ("EM Warburg"), manages Ventures. WP has a 15% interest in the profits of Ventures as the general partner, and also owns approximately 1.5% of the limited partnership interests in Ventures. Elizabeth H. Weatherman, a director of the Company, is a Managing Director and a member of EMW LLC and a general partner of WP. As such, Ms. Weatherman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Ventures and WP. See Note 7 below.

 (2) The sole general partner of ABS Capital Partners, L.P. ("ABS Capital") is ABS Partners, L.P. ("ABS Partners"). Timothy T. Weglicki is a general partner of ABS Partners.

 (3) The sole general partner of Vertical Fund Associates, L.P. ("Vertical Fund") is The Vertical Group, Inc. ("Vertical"). Jack W. Lasersohn is a Managing Director of Vertical.

 (4) Includes 300,671 shares held of record by the Donald and Margaret Judson Family Trust and 15,431 shares subject to stock options exercisable within 60 days of the Record Date.

 (5) Of the shares indicated as owned by Mr. Lasersohn, 171,600 are owned directly by Vertical Life Sciences, L.P., of which Vertical is the sole general partner, and 473,482 are owned directly by Vertical Fund, and all of such shares are included because of Mr. Lasersohn's affiliation with those entities. As such, Mr. Lasersohn may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Vertical Life Sciences, L.P., Vertical Fund and Vertical. Mr. Lasersohn disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

 (6) Includes 132,110 shares issuable upon exercise of vested options.

 (7) All of the shares indicated as owned by Ms. Weatherman are owned directly by Ventures and are included because of her affiliation with Ventures. As such, Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Ventures and EM Warburg. Ms. Weatherman disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. See Note 1 above.

 (8) All of the shares indicated as owned by Mr. Weglicki are owned directly by ABS Capital and are included because of his affiliation with that entity. As such, Mr. Weglicki may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by ABS Capital and ABS Partners. Mr. Weglicki disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

 (9) Includes 10,458 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 11,444 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11) Includes 9,959 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12) Includes 194,538 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date and 3,861,264, 1,057,062, 473,482 and 171,600 shares owned directly by Ventures, ABS, Vertical Fund and Vertical Life Sciences, L.P., respectively. See notes 5, 7 and 8 above.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary or Assistant Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share of stock held on all matters to be voted on by the stockholders. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled vote on the election of directors.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 26, 1997 in order that they may be considered for inclusion in the notice and proxy statement relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present, the five (5) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and shares held by brokers that are present but not voted because the brokers are prohibited from exercising discretionary authority (broker non-votes) will be counted only for the purpose of determining if a quorum is present.

NOMINEES

     The names of the nominees and certain information about them as of the Record Date are set forth below:

                                                                                         DIRECTOR
            NAME OF NOMINEE           AGE            POSITION WITH THE COMPANY            SINCE
    --------------------------------  ----    ---------------------------------------    --------
    Donald W. Judson................   58     President, Chief Executive Officer and       1992
                                              Chairman of the Board of Directors
    Jack W. Lasersohn...............   44     Director                                     1995
    David L. Schlotterbeck..........   49     Director                                     1995
    Elizabeth H. Weatherman.........   37     Director                                     1995
    Timothy T. Weglicki.............   45     Director                                     1995

     DONALD W. JUDSON has served as Chairman of the Board of the Company since December 1992 and also has served as its President and Chief Executive Officer from 1983 until August 1995 and from January 1997 to the present. Prior to 1983, Mr. Judson served in various executive and engineering management capacities for several medical device and other technology companies. Mr. Judson holds an M.B.A. degree from Pepperdine University, a B.A. degree in Mathematics from California State University, Northridge, and a management certificate from the UCLA Graduate School of Management.

     JACK W. LASERSOHN has served as a director of the Company since June 1995. He has been a Managing Director of The Vertical Group, Inc., a private venture capital and investment management firm, since its formation in 1989 by former principals of F. Eberstadt & Co., Inc. From 1981 to 1989, he was a Vice President and later a Managing Director of the venture capital division of F. Eberstadt & Co., Inc. Mr. Lasersohn also serves as a director of Cardiothoracic Systems, Inc., UroQuest Medical Corporation and Massimo Corporation and of a number of privately held healthcare companies. He holds an M.A. from Tufts University, a J.D. from Yale University and a B.S. in Physics from Tufts University.

     DAVID L. SCHLOTTERBECK has been a director of the Company since June 1995 and has served as President and Chief Executive Officer from August 1995 to January 1997. From April 1991 to June 1994, Mr. Schlotterbeck served as Executive Vice President and Chief Operating Officer of Nellcor, Incorporated, a medical device company. Mr. Schlotterbeck holds an M.S.E.E. degree from Purdue University, a B.S.E.E. degree from the General Motors Institute and is a graduate of the Executive Institute at Stanford University. Mr. Schlotterbeck also serves as a director of Cardiotronics Systems, Incorporated, a medical device manufacturer, and two privately held companies.

     ELIZABETH H. WEATHERMAN has served as a director of the Company since June 1995. Ms. Weatherman is a Managing Director of E.M. Warburg, Pincus & Co., Inc., a private investment firm, and has been with the firm since 1988. Ms. Weatherman is also a director of Xomed Surgical Products, Inc., UroQuest Medical Corporation and Massimo Corporation and several privately held healthcare companies. Ms. Weatherman holds an M.B.A. from Stanford University and a B.A. from Mount Holyoke College.

     TIMOTHY T. WEGLICKI has served as a director of the Company since June 1995. Since December 1993, he has been principally employed as a general partner of ABS Partners, L.P., the general partner of ABS Capital Partners, L.P., a private equity fund. Prior to that date, he was principally employed as a Managing Director of Alex. Brown & Sons Incorporated where he established and headed its Capital Markets Group. Mr. Weglicki holds an M.B.A. from the Wharton Graduate School of Business and a B.A. from Johns Hopkins University. Mr. Weglicki is a director of a number of privately held healthcare companies.

     The Company has entered into an agreement with Warburg, Pincus Ventures, L.P. ("Ventures"), ABS Capital Partners, L.P. ("ABS") and Donald W. Judson ("Mr. Judson") pursuant to which the Company is obligated to use its best efforts to nominate for election to the Board of Directors, and Ventures, ABS and Mr. Judson will vote their shares of Common Stock for (i) one nominee designated by Ventures and one representative designated by ABS, so long as each of Ventures and ABS owns five percent or more of the Company's Common Stock, and (ii) one nominee designated by Mr. Judson, so long as Mr. Judson is the beneficial owner of at least 65,000 shares of the Company's Common Stock. Ms. Weatherman and Mr. Weglicki are the nominees designated by Ventures and ABS, respectively, and Mr. Judson serves as the designee he is to appoint.

     In February 1997, the Company entered into an agreement with David Schlotterbeck pursuant to which the Company agreed to nominate Mr. Schlotterbeck to be a director of the Company at the May 23, 1997 Annual Meeting of Stockholders. In connection with the above mentioned agreement, Ventures indicated by letter its commitment to vote in favor of Mr. Schlotterbeck's reelection at the 1997 Annual Meeting of Stockholders.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eleven (11) meetings during fiscal 1996. Mr. Jack Lasersohn attended all regularly scheduled meetings but was unable to attend some of the telephonic meetings called on relatively short notice; as a result, Mr. Lasersohn attended 73% of the meetings of the Board of Directors. No other director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee, Executive Compensation Committee and an Option Plan Committee.

     The Audit Committee was established in June 1995 and is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee, which consisted of directors Elizabeth H. Weatherman, Timothy T. Weglicki and Jack W. Lasersohn, met four (4) times in fiscal 1996.

     The Executive Compensation Committee was established in June 1995 and is responsible for the review and establishment of the Company's compensation programs and strategies for the executive officers of the Company. The Executive Compensation Committee, which consisted of directors Elizabeth H. Weatherman and Timothy T. Weglicki, met once in fiscal 1996.

     The Option Plan Committee is responsible for the administration of the Company's 1993 Stock Option Plan, including determining which persons are to be granted options thereunder and the number of shares subject to such options, and the Company's 1996 Stock Option Plan, including determining which persons are to be granted options thereunder and the number of shares subject to such options. The Option Plan Committee, which consisted of directors Elizabeth H. Weatherman and Timothy T. Weglicki, met six (6) times in fiscal 1996.

COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee of the Company's Board was formed in June 1995 and the members of the Compensation Committee are Mr. Weglicki and Ms. Weatherman. Neither of these individuals was at any time during the fiscal year ended December 31, 1996, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company's Board serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                  PROPOSAL TWO

                      AMENDMENT OF 1993 STOCK OPTION PLAN

     The 1993 Stock Option Plan, as amended and restated, (the "1993 Plan"), was adopted by the Board of Directors in September 1993 and was approved by the Company's stockholders in October 1993. The 1993 Plan was amended in August 1995 and amended and restated in January 1996 and April 1997. As of December 31, 1996, 60,500 options to purchase shares had been exercised, options to purchase an aggregate of 660,224 shares held by forty-one (41) optionees were outstanding at a weighted average per share exercise price of $5.64, and 103,084 shares remained available for future grants under the 1993 Plan. The closing price of the Company's Common Stock as reported on The Nasdaq National Market System was $4.875 on April 4, 1997.

     The Company's stockholders are requested to approve amendments to the 1993 Plan that (i) increase the number of shares reserved for issuance thereunder by 750,000 to 1,589,885, (ii) allow participation under the 1993 Plan by non-employee directors, and (iii) make other administrative changes. As of April 4, 1997, there are only 22,176 shares available for option grants under the 1993 Plan. The Company relies upon the 1993 Plan to attract and retain skilled employees, directors and consultants and quality management. The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the 1993 Plan so that the Company may continue to attract and retain the services of key employees, directors and consultants by granting options to purchase the Company's Common Stock and may increase the incentives to its employees, directors and consultants in the form of equity ownership. While encouraging employees, directors and consultants to be stockholders, the Company also recognizes that option grants to employees, directors and consultants can result in dilution to existing stockholders.

REQUIRED TO VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve the amendment of the 1993 Plan. Abstentions and broker non-votes will have the same effect as votes against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1993 PLAN

     A description of the principal features of the 1993 Plan, a copy of which may be obtained from the Company, is set forth below.

     General. The 1993 Plan gives the Board, or a committee that the Board appoints, authority to grant options or rights to purchase Common Stock. Options granted under the 1993 Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or its committee.

     Purposes. The purposes of the 1993 Plan are to ensure the retention of the services of officers, directors and key employees, to attract and retain competent new executive personnel and key employees, and to provide incentive to all such personnel to devote their utmost effort to the betterment of the Company.

     Eligibility; Limitations. The 1993 Plan provides that options may be granted to any officer, director, key employee or consultant of the Company or any of its subsidiaries. This represents a change in the 1993 Stock Plan which allows participation by non-employee directors. Incentive stock options may be granted only to key employees of the Company or any of its subsidiaries.

     The 1993 Plan places specific limitations on the discretion allowed to the Committee in granting options to employees of the Company. These limitations are intended to preserve the Company's ability to deduct for federal income tax purposes compensation relating to stock options recognized by certain executive officers under the 1993 Plan. Without these provisions in the 1993 Plan, the Company's ability to deduct such compensation expense may be limited under
Section 162(m) of the Code. The limitations provide that no employee shall be granted in any fiscal year options to purchase more than 400,000 shares of Common Stock, except that an employee may be granted options to purchase up to an additional 400,000 shares in connection with his or her initial employment, which grant will not count against the foregoing limitation. See the discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options granted under the 1993 Plan.

     Administration. The 1993 Plan provides for administration by a committee (the "Committee") of non-employee directors. The 1993 Plan will be administered so as to satisfy certain requirements of Rule 16b-3. This represents a change to the 1993 Plan reflecting changes in certain requirements of Rule 16b-3 such that non-employee directors are no longer required to be disinterested with respect to the administration of the 1993 Plan. Except as noted below, the Committee has full power to select the persons to whom incentive or nonqualified options are granted, the specific terms of each grant, and the number of shares for which incentive or nonqualified options are granted, subject to the provisions of the 1993 Plan. The interpretation and construction of any provision of the 1993 Plan are within the sole discretion of the Committee, whose determination will be final and binding.

     Exercise Price of Option Shares. The exercise price of each incentive option granted under the 1993 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of the option; provided, however, that the exercise price may not be less than 110% of the fair market value if the person to whom such option is granted owns 10% or more of the total combined voting power of all classes of stock of the Company. The exercise price of nonqualified stock options also may not be less than the fair market value of the Company's Common Stock on the date of grant. The fair market value of the Company's Common Stock is the closing sale price on The Nasdaq National Market.

     Terms and Conditions of Options. Each option is evidenced by a written stock option agreement between the Company and the optionee and is subject to the terms and conditions listed below, but specific terms may vary:

          Date of Exercise. The Committee determines the exercisability of options granted under the 1993 Plan. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, exchange of shares of the Company's Common Stock or any combination thereof.

          Termination of Association. The 1993 Plan provides that if the optionee's employment or other association with the Company is terminated for any reason, other than death or permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) at any time within three months of such termination, subject to the stated term of the option.

          Death or Disability of Optionee. If the optionee's employment or association with the Company terminates as a result of the optionee's permanent disability, the optionee may exercise an option at any time within one year following the date of such termination (but in no event later than the expiration of the term of the option), but only to the extent that the optionee was entitled to exercise the option on the date of such termination. At the end of such one-year period, all options held by such optionee to the extent they remain unexercised, terminate and become void.

          Term of Options. The terms of options granted under the 1993 Plan may not exceed ten years from the date of grant. However, any incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company may not have a term of more than five years. No option may be exercised by any person after such expiration.

          Nonassignability of Rights. All incentive stock options and, except as provided by the Committee, all nonqualified stock options are non-transferable by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by such optionee. This represents a change in the 1993 Plan giving the Committee discretion to allow nonqualified stock options to be transferable.

          Rights Upon Exercise. Until an option has been properly exercised, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares subject to the unexercised option.

          Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1993 Plan as may be determined by the Committee.

     Changes in Capital Structure. In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock or a change in the kind of shares or other securities of the Company, an appropriate adjustment shall be made to the exercise price and number or kind of shares subject to each outstanding option and to the number or kind of shares that have been reserved for issuance under the 1993 Plan. In the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the 1993 Plan provides that each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board of Directors shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

     Amendment and Termination. The Board of Directors may amend, alter, suspend or terminate the 1993 Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option then outstanding under the 1993 Plan, without the consent of the holder of the option. In any event, the 1993 Plan will terminate in September 2003. In addition, to the extent necessary to comply with applicable law, the Company shall obtain stockholder approval of any amendment of the 1993 Plan in such a manner and to such a degree as required. This represents a change in the 1993 Plan to provide for less restrictive requirements regarding shareholder approval of amendments to the 1993 Plan.

     Tax Information. Options granted under the 1993 Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options.

          Incentive Options. The holder of an incentive stock option will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If the statutory holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

          Nonqualified Options. The holder of a nonqualified stock option will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise of the option, the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or Company stock or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

          Tax Withholding. In the event shares of the Company's Common Stock are issued under the 1993 Plan, the Company has the right to deduct from the recipient's compensation an amount sufficient to satisfy tax withholding obligations. In addition, the Committee, in its discretion may allow an optionee to satisfy tax withholding obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option the number of shares having a fair market value of the amount required to be withheld. This change in the 1993 Plan simplifies the withholding of shares to satisfy tax withholding obligations pursuant to changes in Section 16 of the Securities Exchange Act of 1934, as amended.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1993 PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

     Participation in the 1993 Plan. The Company is unable to predict the amount of benefits that will be received or allocated to any particular participant under the 1993 Plan. The following table sets forth the dollar amount and the number of shares granted under the 1993 Plan during the last fiscal year to (i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and
(iv) all employees other than executive officers as a group.

                                                                            1993 PLAN
                                                                  -----------------------------
                                                                    SHARES
                                                                  SUBJECT TO       DOLLAR VALUE
                                                                   OPTIONS          OF OPTION
                         NAME AND POSITION                         GRANTED         GRANTS(1)($)
    ------------------------------------------------------------  ----------       ------------
    Donald W. Judson............................................        --                 --
      President, Chief Executive Officer
      and Chairman of the Board
    Warren J. Cawley............................................        --                 --
      Vice President, Direct Sales
    John R. Graham..............................................        --                 --
      Vice President, OEM Sales
    Shelley B. Thunen...........................................    17,844           $107,064
      Vice President, Finance and
      Chief Financial Officer
    Claudia J. Russell..........................................        --                 --
      Vice President, Corporate Marketing
    David L. Schlotterbeck......................................        --                 --
      President and Chief Executive Officer(2)
    All current executive officers as a group (7 persons).......    49,709            608,938
    All current non-executive directors as a group (4
      persons)..................................................        --                 --
    All other employees (excluding current executive officers)
      as a group................................................    81,400            862,105

---------------

(1) The dollar value of option grants under the Stock Plan was computed by multiplying the number of shares subject to the option times the exercise price of the option. All options granted under the Stock Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) Mr. Schlotterbeck stepped down as the President and Chief Executive Officer in January 1997.

                                 PROPOSAL THREE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1992. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                                   MANAGEMENT

     In addition to Mr. Judson, the following persons were executive officers of the Company as of April 4, 1997:

            NAME OF OFFICER          AGE                  POSITION WITH THE COMPANY
    -------------------------------  ----    ----------------------------------------------------
    Warren J. Cawley...............   56     Vice President, Business Development
    David R. Clare, Jr.............   40     Vice President, Direct Sales
    John R. Graham.................   51     Vice President, OEM Sales
    Claudia J. Russell.............   44     Vice President, Corporate Marketing
    Michael D. Stoop...............   37     Vice President, Research and Development
    Shelley B. Thunen..............   44     Vice President, Finance and Chief Financial Officer

     WARREN J. CAWLEY has served as Vice President, Business Development of the Company since April 1997. From 1989 through April 1997, Mr. Cawley served as Vice President, Direct Sales for the Company. From 1985 through 1989, Mr. Cawley served as Vice President, OEM Sales for the Company. Prior to 1985, Mr. Cawley held sales and management positions at several medical device companies. Mr. Cawley holds an M.B.A. degree and a B.S. degree from the University of Southern California.

     DAVID R. CLARE, JR. joined the Company in March 1997 as Vice President, Direct Sales. From October 1995 to September 1996, Mr. Clare served as Vice President and General Manager, Radiology Division, for ADAC Laboratories, a medical device company. From December 1987 to October 1995 he held sales and sales management positions, most recently Vice President Sales, Southeast Region for HBO & Company, a healthcare information systems company. Mr. Clare holds a B.A. degree in Economics from Ursinus College, Collegeville, PA.

     JOHN R. GRAHAM has served as Vice President, OEM Sales of the Company since 1989. Prior to joining the Company in 1989, he acted as a consultant and held various positions at a number of healthcare organizations and technology-based companies, including serving as President and Chief Executive Officer of a medical device company. Mr. Graham holds an M.S. degree in Bioengineering from Columbia University and a B.S.E.E. degree from Northeastern University.

     CLAUDIA J. RUSSELL has served as Vice President, Corporate Marketing of the Company since November 1995. From November 1994 to June 1995, Ms. Russell served as Director of Client Relations of Medical Data International, a healthcare information company, and from May 1993 to December 1993 she was President and Chief Operating Officer at Vesica Medical, Inc., a medical device company. From July 1990 to April 1993, Ms. Russell served as Vice President of Marketing and Sales at Cellcor, Inc., a biotechnology firm. Ms. Russell holds an M.B.A. degree from Simmons College and a B.S. degree from Emmanuel College.

     MICHAEL D. STOOP has served as Vice President, Research and Development of the Company since April 1996. From June 1991 through March 1996, Mr. Stoop served as Director, Systems Architecture for the Company. From 1988 to 1991, Mr. Stoop was a senior software engineer for the Company. Mr. Stoop holds an M.A. degree in psychology from Pepperdine University and a B.S. degree from University of Redlands.

     SHELLEY B. THUNEN has served as Vice President, Finance and Chief Financial Officer of the Company since August 1992. Prior to joining the Company, Ms. Thunen served as the Vice President -- Finance of Hybrid Designs, Inc., a manufacturer of hybrid microelectronic circuits, from August 1990 to August 1992 and concurrently from January 1992 through August 1992 served as General Manager of a related company. Prior to August 1990, Ms. Thunen was a financial consultant specializing in company turnarounds and served in various financial management capacities at several technology-based companies, including as Chief Financial Officer of a publicly traded computer company. Ms. Thunen holds an M.B.A. degree and a B.A. degree in Economics from the University of California at Irvine.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer, (ii) the Company's former Chief Executive Officer and
(iii) the four most highly compensated other executive officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                         COMPENSATION AWARDS
                                                                          OTHER       -------------------------
                                              ANNUAL COMPENSATION         ANNUAL      SECURITIES    ALL OTHER
                                            ------------------------   COMPENSATION   UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)(1)      (2)($)      OPTIONS(#)       ($)
-----------------------------------  -----  --------     -----------   ------------   ----------   ------------
Donald W. Judson...................   1996  $227,101(5)          --            --            --       $2,212(9)
  President, Chief Executive
  Officer                             1995   205,171(5)   $ 129,497            --        27,696          612(9)
  and Chairman of the Board(3)
Warren J. Cawley...................   1996   143,082(5)          --            --            --        1,305(9)
  Vice President, Direct Sales        1995   126,990(5)      79,671            --        13,617          421(9)
John R. Graham.....................   1996   128,308(5)      10,305            --            --          745(9)
  Vice President, OEM Sales           1995   111,530(5)      70,263            --        13,617          380(9)
Shelley B. Thunen..................   1996   128,255(5)      10,305            --        17,844          264(9)
  Vice President, Finance and         1995   110,683(5)      69,948            --        18,156          378(9)
  Chief Financial Officer
Claudia J. Russell.................   1996   126,124(5)      10,305            --            --          242(9)
  Vice President, Corporate
  Marketing                           1995    20,192(6)      24,725            --        31,865           --
David L. Schlotterbeck.............   1996   222,179(5)          --      $ 81,933(8)         --          616(9)
  President, Chief Executive          1995    79,538(7)      74,055        18,955(8)    302,010           47(9)
  Officer and Director(4)

---------------

(1) Represents amounts paid or accrued under the Company's Management Bonus Plan for which senior management is eligible. The amount of a particular employee's bonus varies depending on salary level, position with the Company and the operating results of the Company. See "Management Bonus Plan."

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted in those cases where the aggregate amount of such prerequisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3) Mr. Judson was reinstated as the President and Chief Executive Officer in January 1997. All compensation paid to Mr. Judson during fiscal 1996 was paid to him in his capacity as Chairman of the Board.

(4) Mr. Schlotterbeck stepped down from his position as President and Chief Executive Officer in January 1997.

(5) Includes contribution paid by the Company under its 401(k) and Profit Sharing Plan.

(6) Based on annual salary of $125,000 commencing on November 1, 1995.

(7) Based on an annual salary of $225,000 commencing on August 1, 1995.

(8) Includes amounts paid in connection with the reimbursement by the Company of certain relocation expenses.

(9) Represents premiums paid by the Company on a life insurance policy for the benefit of the Named Executive Officer.

                          OPTION GRANTS IN FISCAL 1996

     The following table sets forth information with respect to stock option grants to each of the Named Executive Officers during the year ended December 31, 1996.

                                                                    INDIVIDUAL GRANTS
                                                 -------------------------------------------------------
                                                  NUMBER OF      % OF TOTAL
                                                  SECURITIES    OPTIONS/SARS
                                                  UNDERLYING     GRANTED TO      EXERCISE
                                                 OPTIONS/SARS    EMPLOYEES       OR BASE
                                                   GRANTED       IN FISCAL        PRICE       EXPIRATION
                     NAME                           (#)(1)        YEAR(%)         ($/SH)         DATE
-----------------------------------------------  ------------   ------------     --------     ----------
Donald W. Judson...............................         --            --                             --
Warren J. Cawley...............................         --            --                             --
John R. Graham.................................         --            --                             --
Shelley B. Thunen..............................     17,844           9.3%         $ 6.00       11/14/06
Claudia J. Russell.............................         --            --              --             --
David L. Schlotterbeck.........................         --            --              --             --

---------------

(1) All of these stock option grants were pursuant to the Company's 1993 Stock Option Plan, as amended, and are subject to the terms of such plan. These options were granted at exercise prices equal to the fair market value of the Common Stock as determined by the closing price of the Company's Common Stock on The Nasdaq National Market on the date of grant. Unless otherwise indicated, options granted prior to June 1, 1995 vest in 25% annual increments commencing on the date of grant, and options granted after June 1, 1995 vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 6.25% of the shares subject to the option quarterly thereafter.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to exercises of stock options during the year ended December 31, 1996 by each of the Named Executive Officers, the number of options held at year end and the aggregate value of the "in-the-money" options held at December 31, 1996.

                                SHARES                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              ACQUIRED ON    VALUE        UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                               EXERCISE     REALIZED        AT YEAR-END(#)                   AT YEAR-END
            NAME                  (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)($)
----------------------------  -----------   --------   -------------------------   -------------------------------
Donald W. Judson............        --            --          12,762/19,434                $18,219/$20,718
Warren J. Cawley............        --            --           9,607/11,510                  19,342/12,555
John R. Graham..............        --            --           9,607/11,510                  19,342/12,555
Shelley B. Thunen...........     3,500        58,640          10,309/33,441                  15,328/18,211
Claudia J. Russell..........        --            --           7,967/23,898                            0/0
David L. Schlotterbeck......        --            --        132,110/169,900                            0/0

---------------

(1) The closing price of the Company's Common Stock on December 31, 1996 was $5.125 per share.

COMPENSATION OF DIRECTORS

     In February 1997 the Company entered into an agreement with David Schlotterbeck pursuant to which the Company agreed to pay Mr. Schlotterbeck $1,000 plus reasonable expenses for each meeting of the Board of Directors (excluding the telephonic board meetings) attended by Mr. Schlotterbeck.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with several of its executive officers, including each of the Named Executive Officers. All of the Company's employment agreements with its executive officers are substantially similar, varying principally in title, compensation level and certain health, pension and other benefits. The employment agreements provide for three-year employment terms (in each case expiring in 1998), subject to early termination in the event of the death or disability of the executive or as otherwise provided therein. The Company may terminate the executive's employment with or without "Just Cause" (as defined therein), but in the event such termination is without "Just Cause" the executive will be entitled to receive severance pay at the executive's then current salary for a period of twelve months following such termination. In April 1996, Mr. McBride, the then Vice President, Research and Development, terminated his employment with the Company. In January 1997 Mr. Schlotterbeck stepped down as President and Chief Executive Officer of the Company and in March 1997 Mr. Waite's employment as Vice President, Operations was terminated. All three former executive officers were entitled to receive twelve months salary under their employment agreement with the Company.

     In January 1997, in connection with Mr. Schlotterbeck's stepping down as the Company's President and Chief Executive Officer, the Company entered into a consulting agreement with Mr. Schlotterbeck pursuant to which Mr. Schlotterbeck will receive compensation of $850 per day for services rendered. The consulting agreement terminates by its terms on June 30, 1997 and the Company or Mr. Schlotterbeck may terminate the consulting agreement upon 15 days written notice.

CERTAIN TRANSACTIONS

     On June 1, 1995, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Warburg, Pincus Ventures, L.P. ("WP Ventures"), ABS Capital Partners, L.P. ("ABS") and certain other investors (together with WP Ventures and ABS, the "Investors") and BT Capital Partners, Inc. ("BT Capital"). Pursuant to the Securities Purchase Agreement, (i) the Investors purchased from BT Capital and certain other stockholders of the Company (A) all of the issued and outstanding shares of Series A Preferred Stock of the Company held by BT Capital for a purchase price of $1.00 per share, (B) all of the issued and outstanding shares of Series B Preferred Stock of the Company held by various stockholders for a purchase price of $1.00 per share,
(C) 1,271,864 shares of Series B Common Stock of the Company from BT Capital, representing approximately 51% of the outstanding shares of Series B Common Stock, for a purchase price of $4.79 per share, and (D) 1,871, 232.89 shares of Series A Common Stock of the Company from BT Capital and other stockholders representing approximately 73.24% of the outstanding shares of Series A Common Stock, for a purchase price of $4.7865 per share; (ii) the Company purchased 1,233,136 shares of Series B Common Stock of the Company held by BT Capital, representing the balance of the issued and outstanding shares of Series B Common Stock, for a purchase price of $123,314; and (iii) immediately following such purchases and sales, the Company effected a 1.612 for 1 stock split on the Common Stock of the Company in the form of a stock dividend. In connection with each of the foregoing primary transactions, the Company amended its Certificate of Incorporation to, among other things, increase the authorized number of shares of Common Stock to 6,200,000 shares and the Preferred Stock to 14,377,568 shares and to effect a reclassification of the Common Stock, eliminating any distinction between the Series A Common Stock and the Series B Common Stock. Furthermore, pursuant to the Securities Purchase Agreement, (i) the Company authorized, designated and created the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock; (ii) immediately following the stock split, the Investors exchanged all of the shares of the Common Stock and the Series A and Series B Preferred Stock purchased by them for an aggregate of 1,985,919 and 1,996,649 shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, respectively; and (iii) immediately following the stock split, the Investors purchased an additional 114,054 shares of Series C Convertible Preferred Stock, 279,301 shares of Series D Convertible Preferred Stock and 43,707 shares of Common Stock for an aggregate purchase price of $2,499,995. All outstanding Preferred Stock converted to Common Stock in connection with the Company's initial public offering in February 1996.

     In connection with the Securities Purchase Agreement, the Company, the Investors and the other stockholders of the Company entered into a Stockholders Agreement (the "Stockholders Agreement") providing for, among other things, certain restrictions on the transfer of shares of Common Stock or Preferred Stock, rights of first refusal, and certain rights with respect to the repurchase of such shares by the Company in the event of the death or total disability of the holder thereof. Pursuant to the Stockholders' Agreement, the Investors and the other stockholders agree to vote their respective shares in a certain manner in connection with the election of directors, including the directors elected solely by the holders of the Series C Convertible Preferred Stock. The Stockholders Agreement terminated automatically upon the effective date of the Company's initial public offering in February 1996.

     In September 1995, in connection with the hiring of Mr. Schlotterbeck as its President and Chief Executive Officer, the Company sold to Mr. Schlotterbeck 34,965 shares of Common Stock and 43,706 shares of Series C Convertible Preferred Stock at a purchase price of $5.72 per share.

     In October 1996, in connection with the relocation of Mr. Schlotterbeck, the Company's then current President and Chief Executive Officer, the Company loaned to Mr. Schlotterbeck $100,000.00 together with interest thereon at a rate of 5.94% per annum. The loan was secured by a deed of trust on Mr. Schlotterbeck's house in Northern California. Mr. Schlotterbeck repaid the loan on November 26, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996, all filing requirements applicable to its executive officers and directors were complied with.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the stock they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 25, 1997

                                EDGAR APPENDIX A

                             1993 STOCK OPTION PLAN

                                 VITALCOM INC.

                             1993 STOCK OPTION PLAN
                       (AMENDED AND RESTATED APRIL 1997)


         1.      Purposes of the Plan.

                 The purposes of this 1993 Stock Option Plan (the "Plan") of VITALCOM INC., a Delaware corporation (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and directors of the Company and its subsidiaries or its affiliates; (b) to attract and retain competent new executive personnel and key employees; and (c) to provide incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

         2.      Shares Subject to the Plan.

                 The shares of stock subject to the incentive options having the terms and conditions set forth in Section 6 below (hereinafter "incentive options") and/or nonqualified options having the terms and conditions set forth in Section 7 below (hereinafter "nonqualified options") and other provisions of the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock (herein sometimes referred to as the "Common Stock"). The total number of shares of the Common Stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, 839,885 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 8 below. In the event that any outstanding incentive option or nonqualified option granted under the Plan can no longer under any circumstances be exercised, for any reason, the shares of Common Stock allocable to the unexercised portion of such incentive option or nonqualified option may again be subject to grant or issuance under the Plan.

         3.      Eligibility.

                 a. Incentive Options. Officers and other key employees of the Company or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive stock options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted a nonqualified option or options or an additional incentive option or options if the Board or Committee shall so determine.

                 b. Nonqualified Options. Officers, other key employees of the Company or of any subsidiary corporation, directors and consultants to the Company or any subsidiary corporation will be eligible to receive nonqualified options under the Plan. An individual who has been granted a nonqualified option may, if otherwise eligible, be granted an incentive option or options or an additional nonqualified option or options if the Board or Committee shall so determine.

                 c. Limitations. The following limitations shall apply to grants of options to employees of the Company:

                          i.      No employee of the Company shall be granted,
in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock of the Company.

                          ii.     In connection with his or her initial
employment, an employee of the Company may be granted options to purchase up to an additional 400,000 shares of Common Stock of the Company which shall not count against the limit set forth in subsection i. above.

                          iii.    The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 8.

                          iv.     If an option is canceled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 8), the canceled option will be counted against the limits set forth in subsections i. and ii. above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

         4.      Administration of the Plan.

                 a. This Plan shall be administered by a committee (the "Committee") of "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Such Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

                 b. The Committee shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options or nonqualified options shall be granted, the number of shares to be represented by each incentive option and nonqualified option and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to establish, amend and rescind rules and regulations relating to the Plan; to determine the form and content of the incentive options or nonqualified options to be granted under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any incentive option or nonqualified option under the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any incentive option or nonqualified option in the manner and to the extent the Board or Committee deems desirable to carry the Plan, incentive option or nonqualified option into effect; to accelerate the exercise date of any incentive option or nonqualified option; to provide for an option to the Company to repurchase any shares issued upon exercise of an option upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Committee with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

         5.      Option Price of Shares.

                 a. Incentive Options. The exercise price of the shares of Common Stock covered by each incentive option granted under the Plan shall not be less than the fair market value of such shares on the date the incentive option is granted; provided, however, that the exercise price shall not be less than 110% of the fair market value if the person to whom such options are granted owns 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

                 b. Nonqualified Options. The exercise price of the shares of Common Stock covered by each nonqualified option granted under the Plan shall not be less than the fair market value of such shares on the date the nonqualified option is granted.

                 c. Fair Market Value. For purposes of this Section 5, fair market value shall, if the Common Stock is not listed or admitted to trading on a stock exchange or The Nasdaq National Market on the over-the-counter market, be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on the date the incentive option or nonqualified option is granted or, if the Common Stock is then listed or admitted to trading on any stock exchange or The Nasdaq National Market, the closing sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading or The Nasdaq National Market, as the case may be. If no closing bid and asked prices are quoted on such day, or if no sale takes place on such day on such principal exchange or on The Nasdaq National Market, then the average of the closing bid and asked prices on the next preceding day on which such prices were quoted, or closing sale price of the Common Stock on such principal exchange or The Nasdaq National Market on the next preceding day on which a sale occurred, as the case may be, shall be deemed to be the fair market value of the Common Stock. During such times as there is not a market price available, the fair market value of the Company's Common Stock shall be determined by the Committee, which shall consider, among other facts which it considers to be relevant, the book value of such stock and the earnings of the Company. The exercise price shall be subject to adjustment as provided in Section 8 below.

         6.      Terms and Conditions of Incentive Options.

                 Each incentive option granted pursuant to this Plan shall be evidenced by a written Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The granting of an incentive option shall take place at the time of Committee action granting the option. The Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                 a. Medium and Time of Payment. The exercise price of an incentive option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised; (iii) in the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee; (iv) delivery of a properly executed exercise notice together with such other documentation as the Committee and broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of
(i), (ii), (iii)  or (iv) above.

                 b. Number of Shares. The incentive option shall state the total number of shares to which it pertains.

                 c. Term of Incentive Option. Each incentive option granted under the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the incentive option shall expire within a period of not more than five (5) years if granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

                 d. Date of Exercise. Each incentive stock option granted pursuant to this Plan shall become exercisable on each successive anniversary of the grant date of such options in increments of twenty five percent (25%); provided, however, that in the discretion of the Committee, individual Option Agreements may contain different exercise schedules.

                 e. Termination of Association Except Upon Death or Disability. In the event of an optionee's termination of association with the Company (as hereinafter defined) for any reason other than his death or disability, (i) all incentive options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent such options were exercisable as of the date of such termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, the term "termination of association" with the Company shall mean
(i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a subsidiary of the Company, or any corporation or a parent or subsidiary of a corporation issuing and assuming an option in a transaction to which Section 424(a) of the Internal Revenue Code applies (collectively, an "Affiliate"), (ii) for any person who is both a director of the Company and an employee of the Company or a subsidiary or Affiliate of the Company, the cessation of both the employment and status as a director of such person, and (iii) for any person who is a director of the Company but not also an employee of the Company or a subsidiary of the Company, the cessation of such person's status as a director of the Company.

                 f. Death or Disability of Optionee. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all incentive options granted to such person pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all incentive options granted to such person pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within one (1) year after the optionee's termination of association as a result of such death or disability, but in any event no later than the date of expiration of the incentive option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the incentive option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all incentive options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

                 g. Rights as a Stockholder. An optionee or a transferee of an incentive option shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her incentive option until the date of the issuance of a share certificate to him or her for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                 h. Nonassignability of Rights. No incentive option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the incentive option shall be exercisable only by him or her.

                 i. Limitation. Notwithstanding any other provisions of the Plan, to the extent the aggregate fair market value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and any parent and subsidiary corporations) exceeds $100,000, such excess shall be treated as nonqualified options.

                 j. Notice of Disposition. Each Option Agreement which relates to the grant of an incentive stock option shall provide that the optionee shall give prompt written notice to the Company in the event the optionee sells or otherwise disposes of any shares of Common Stock issued upon the exercise of such incentive stock options.

                 k. Other Provisions. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee, which are not inconsistent with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, including the option of the Company to repurchase any shares issued upon the exercise of an option upon termination of employment. Incentive options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         7.      Terms and Conditions of Nonqualified Options.

                 Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Option Agreement which shall specify that the options subject thereto are nonqualified options. The granting of a nonqualified option shall take place at the time of Committee action granting such option. The Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                 a. Medium and Time of Payment. The nonqualified option price shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised; (iii) in the discretion of the Committee, by the issuance of promissory note in a form acceptable to the Committee; (iv) delivery of a properly executed exercise notice together with such other documentation as the Committee and broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of (i), (ii), (iii) or (iv) above.

                 b. Number of Shares. The nonqualified option shall state the total number of shares to which it pertains.

                 c. Term of Nonqualified Option. Each nonqualified option granted under the Plan shall expire within a period of not more than ten
(10) years from the date the nonqualified option is granted.

                 d. Date of Exercise. Each nonqualified option granted pursuant to this Plan shall become exercisable on each successive anniversary of the grant date of such options in increments of twenty five percent (25%); provided, however, that in the Committee's absolute discretion, individual Option Agreements may contain different exercise schedules.

                 e. Termination of Association Except Upon Death or Disability. In the event of an optionee's termination of association with the Company or any subsidiary or Affiliate of the Company, for any reason other than his or her death or disability, (i) all nonqualified options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

                 f. Death or Disability of Optionee. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within one (1) year after the optionee's death or disability, but in any event no later than the date of expiration of the nonqualified option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the nonqualified option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all nonqualified options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

                 g. Rights as a Stockholder. An optionee or an offeree or a transferee of a nonqualified option shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her nonqualified option until the date of the issuance of a share certificate to such optionee for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                 h. Nonassignability of Rights. Except as provided by the Committee, no nonqualified option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the nonqualified option shall be exercisable only by him or her.

                 i. Other Provisions. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee. Nonqualified options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         8.      Changes in Capital Structure.

                 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding incentive options and nonqualified options in order to preserve, but not to increase, the benefits to persons then holding incentive options and/or nonqualified options.

                 In the event that the Company at any time proposes to (i) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or (ii) enter into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Company will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or property, then the Plan and all unexercised incentive options and nonqualified options granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the assumption of incentive options and nonqualified options theretofore granted, or the substitution for such incentive options and nonqualified options of new options covering shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the incentive options and nonqualified options theretofore granted, or the new incentive options and nonqualified options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of incentive options and nonqualified options theretofore granted or the substitution for such incentive options and nonqualified options of new incentive options and nonqualified options covering the shares of a successor corporation, then the Committee shall cause written notice of the proposed transaction to be given to the persons holding incentive options or nonqualified options not less than thirty
(30) days prior to the anticipated effective date of the proposed transaction, and all incentive options and nonqualified options shall be accelerated and, concurrent with the effective date of the proposed transaction, such person shall have the right to exercise incentive options and nonqualified options in respect of any or all shares then subject thereto.

         9.      Amendment and Termination of the Plan.

                 The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person without his or her consent; provided further, however, that the approval of the Company's stockholders shall be obtained to the extent necessary and desirable to comply with applicable law.

                 Unless the Plan shall theretofore have been terminated, the Plan shall be effective on September 22, 1993, and shall terminate on September 21, 2003.

         10.     Application of Funds.

                 The proceeds received by the Company from the sale of Common Stock pursuant to incentive options and nonqualified options will be used for general corporate purposes.

         11.     No Obligation to Exercise Option.

                 The granting of an incentive option or nonqualified option shall impose no obligation upon the optionee to exercise such incentive option or nonqualified option.

         12.     Continuance of Employment or Status as Director.

                 The Plan or the granting of any incentive option or nonqualified option thereunder shall not impose any obligation on the Company or its stockholders to continue the employment of any optionee who is an employee, or to retain as a director any optionee who is a director.

         13.     Tax Withholding.

                 Whenever shares are to be issued under the Plan, the Company or any subsidiary of the Company employing the recipient shall have the right to deduct from the recipient's compensation or require the recipient to remit to the employer corporation, prior to the issuance of the shares, an amount sufficient to satisfy federal, state and local withholding tax requirements. The Committee shall have the discretion to allow an optionee to satisfy tax withholding obligations by electing to have the Company withhold from the shares to be issued upon exercise of an Option that number of shares having a fair market value equal to the amount required to be withheld. The fair market value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined.

         14.     Stockholder Approval.

                 This Plan must be approved by the Company's stockholders within twelve (12) months following its approval by the Board of Directors of the Company. Any stock option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months following approval of the Plan by the Board of Directors.

         15.     General Provisions.

                 Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of options granted under this Plan prior to fulfillment of all of the following conditions:

                 (a) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion, deem necessary or advisable;

                 (b) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                 (c) The execution and delivery to the Company by the recipient of an investment representation letter containing such assurances and/or representations as the Committee shall, in its absolute discretion, determine to be necessary or advisable to satisfy the requirements for exemptions from registration and qualification under applicable state and federal securities laws.

                                EDGAR APPENDIX B

                                 FORM OF PROXY

PROXY                            VITALCOM INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of VitalCom Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 1997, and hereby appoints Shelley B. Thunen and Donald W. Judson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of VitalCom Inc. to be held on Friday, May 23, 1997 at 9:00 a.m. local time, at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as         [ ] WITHHELD
    indicated)

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE
LIST BELOW:

        Donald W. Judson     Jack W. Lasersohn    David L. Schlotterbeck
                Elizabeth H. Weatherman      Timothy T. Weglicki

(2) Proposal to ratify and approve amendments of the Company's 1993 Stock Option Plan (i) to increase the number of shares reserved for issuance thereunder by 750,000 to a total of 1,589,883 shares, (ii) to allow participation under the Company's 1993 Stock Option Plan by non-employee directors and (iii) to make other administrative changes:

              [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                     (Please sign and date on reverse side)

(3) Proposal to ratify the appointment of Deloitte & Touche LLP as the Independent Public Accountants of the Company for fiscal 1997:

              [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                      Dated:              , 1997

   ------------------------------------------------------------------------

                                                      --------------------------

                                                      --------------------------
                                                             Signature(s)

                                                      (This Proxy should be
                                                      marked, dated and signed
                                                      by the stockholder(s)
                                                      exactly as his or her name
                                                      appears hereon, and
                                                      returned promptly in the
                                                      enclosed envelope. Persons
                                                      signing in a fiduciary
                                                      capacity should so
                                                      indicate. If shares are
                                                      held by joint tenants or
                                                      as community property,
                                                      both should sign.)